As filed with the Securities and Exchange Commission on December 4, 2020
Registration No. 333-249421

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
Amendment No. 3
to
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NOVUS CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	82-5042965 (I.R.S. Employer Identification Number)

8556 Oakmont Lane
Indianapolis, IN 46260
(317) 590-6959
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Novus Capital Corporation
8556 Oakmont Lane
Indianapolis, IN 46260
Attention: Robert J. Laikin
(317) 590-6959
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert J. Mittman, Esq.
Brad L. Shiffman, Esq.
Kathleen A. Cunningham, Esq.
Elena P. Jacque, Esq.
Blank Rome LLP
1271 Avenue of the Americas
New York, New York 10021
(212) 885-5000
rmittman@blankrome.com
bshiffman@blankrome.com
kcunningham@blankrome.com
ejacque@blankrome.com
Derek O. Colla John T. McKenna David I. Silverman Katie Kazem Rishab Kumar Cooley LLP 1299 Pennsylvania Avenue NW Suite 700 Washington, DC 20004 (202) 842-7800
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and after all conditions under the Business Combination Agreement to consummate the proposed merger are satisfied or waived.
If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
Novus Capital Corporation has prepared this Amendment No. 3 (this “Amendment No. 3”) to its registration statement on Form S-4, as amended, as most recently filed with the Securities and Exchange Commission on December 1, 2020 (the “Registration Statement”), solely for the purpose of filing or refiling certain exhibits and making corresponding updates to Item 21 of the Registration Statement. This Amendment No. 3 does not modify any provision of the preliminary proxy statement and prospectus that forms Part I of the Registration Statement and, accordingly, such preliminary proxy statement and prospectus has not been included herein.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers
Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in orT:\tm2032410-7\tm2032410-7_s4aseq1\originals\Cycle10\C10.7\Proofreading C10.4 to C10.7 not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.
Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.
In connection with the Business Combination, AppHarvest will enter into indemnification agreements with each of its directors and executive officers. These agreements will provide that AppHarvest will indemnify each of its directors and such officers to the fullest extent permitted by law and its charter and its bylaws.
AppHarvest will also maintain a general liability insurance policy, which will cover certain liabilities of directors and officers of AppHarvest arising out of claims based on acts or omissions in their capacities as directors or officers.
Item 21.   Exhibits and Financial Statement Schedules
		Incorporated by Reference
Exhibit Number	Description of Document	Schedule/Form	File Number	Exhibits	Filing Date
2.1†	Business Combination Agreement and Plan of Reorganization, dated September 28, 2020, by and among Novus, Merger Sub and AppHarvest	Form 8-K	001-39288	2.1	September 29, 2020

		Incorporated by Reference
Exhibit Number	Description of Document	Schedule/Form	File Number	Exhibits	Filing Date
3.1	Certificate of Incorporation of Novus	Form S-1	333-237877	3.1	April 28, 2020
3.2	Amended and Restated Certificate of Incorporation of Novus	Form S-1/A	333-237877	3.2	May 14, 2020
3.3	Amended and Restated Bylaws of Novus	Form S-1	333-237877	3.3	April 28, 2020
3.4	Amended and Restated Certificate of Incorporation of Combined Company (included as Annex B to this proxy statement/prospectus)	Form S-4	333-249421	3.4	October 9, 2020
3.5	Amended and Restated Bylaws of Combined Company	Form S-4	333-249421	3.5	October 9, 2020
4.1	Specimen Unit Certificate of Novus	Form S-1/A	333-237877	4.1	May 14, 2020
4.2	Specimen Common Stock Certificate of Novus	Form S-1	333-237877	4.2	April 28, 2020
4.3	Specimen Warrant Certificate of Novus	Form S-1	333-237877	4.3	April 28, 2020
4.4	Specimen Common Stock Certificate of Combined Company	Form S-4/A	333-249421	4.4	December 1, 2020
4.5	Warrant Agreement, dated May 19, 2020, by and between Continental Stock Transfer & Trust Company and Novus	Form 8-K	001-39288	4.1	May 20, 2020
5.1	Opinion of Blank Rome LLP regarding the validity of the securities	Form S-4/A	333-249421	5.1	December 1, 2020
10.1	Business Combination Marketing Agreement, dated May 14, 2020, between Novus and EarlyBirdCapital, Inc.	Form 8-K	001-39288	1.2	May 20, 2020
10.2	Investment Management Trust Agreement, dated May 19, 2020, by and between Continental Stock Transfer & Trust Company and Novus	Form 8-K	001-39288	10.1	May 20, 2020
10.3	Stock Escrow Agreement, dated May 19, 2020, by and among Novus, Continental Stock Transfer & Trust Company and Novus Initial Stockholders	Form 8-K	001-39288	10.2	May 20, 2020
10.4	Registration Rights Agreement, dated May 19, 2020, by and among Novus and certain stockholders	Form 8-K	001-39288	10.3	May 20, 2020
10.5	Form of Amended and Restated Registration Rights Agreement, by and among Novus, Novus Initial Stockholders and New Holders	Form S-4/A	333-249421	10.5	November 9, 2020

		Incorporated by Reference
Exhibit Number	Description of Document	Schedule/Form	File Number	Exhibits	Filing Date
10.6	Promissory Note of Novus	Form S-1	333-237877	10.3	April 28, 2020
10.7	Stockholder Support Agreement, dated September 28, 2020, by and among Novus and certain stockholders	Form 8-K	001-39288	10.1	September 29, 2020
10.8	Sponsor Support Agreement, dated as of September 28, 2020, by and among Novus and Novus Initial Stockholders	Form 8-K	001-39288	10.2	September 29, 2020
10.9	Form of Subscription Agreement for private warrants by Novus Initial Stockholders	Form S-1	333-237877	10.5.1	April 28, 2020
10.10	Warrant Subscription Agreement, dated March 26, 2020, by and between Novus and EarlyBirdCapital, Inc.	Form S-1	333-237877	10.5.2	April 28, 2020
10.11	Form of Letter Agreement from Novus’s officers and directors	Form S-1	333-237877	10.1.1	April 28, 2020
10.12	Form of Letter Agreement from the Novus’s initial stockholders	Form S-1	333-237877	10.1.2	April 28, 2020
10.13	Form of Letter Agreement from the Novus’s chairman	Form S-1	333-237877	10.1.3	April 28, 2020
10.14	Form of Letter Agreement from Novus’s CFO	Form S-1	333-237877	10.1.4	April 28, 2020
10.15	Form of Lock-Up Agreement	Form S-4	333-249421	10.15	October 9, 2020
10.16	Form of Sponsor Restricted Stock Agreement, by and among Novus, Novus Initial Stockholders and AppHarvest	Form S-4/A	333-249421	10.16	November 9, 2020
10.17	Form of PIPE Subscription Agreement	Form 8-K	001-39288	10.3	September 29, 2020
10.18#	AppHarvest 2020 Equity Incentive Plan (included as Annex C to this proxy statement/ prospectus)	Form S-4/A	333-249421	10.18	November 9, 2020
10.19#	AppHarvest 2020 Employee Stock Purchase Plan (included as Annex D to this proxy statement/prospectus)	Form S-4/A	333-249421	10.19	November 9, 2020
10.20*†	Purchase and Marketing Agreement, dated March 28, 2019, by and between AppHarvest and Mastronardi Produce Limited
10.21*†	Master Lease Agreement, dated May 13, 2019, by and between AppHarvest Morehead Farm, LLC and Morehead Farm, LLC	Form S-4/A	333-249421	10.21	November 9, 2020

		Incorporated by Reference
Exhibit Number	Description of Document	Schedule/Form	File Number	Exhibits	Filing Date
10.22	First Amendment to Master Lease Agreement, dated September 30, 2019, by and between AppHarvest Morehead Farm, LLC and Morehead Farm, LLC	Form S-4/A	333-249421	10.21	November 9, 2020
10.23*	Right of First Refusal Agreement, dated May 13, 2019, by and between AppHarvest and CEFF US Holdings, LLC	Form S-4/A	333-249421	10.23	December 1, 2020
10.24#+	Employment Agreement, dated , 2020, by and between AppHarvest and Jonathan Webb
10.25#	Form of Indemnification Agreement	Form S-4/A	333-249421	10.25	December 1, 2020
10.26	Form of Stockholder Rights Agreement, by and among Novus, AppHarvest and certain stockholders	Form S-4/A	333-249421	10.26	November 9, 2020
10.27	Second Amendment to Master Lease Agreement, dated October 26, 2020, by and between AppHarvest Morehead Farm, LLC and Morehead Farm, LLC	Form S-4/A	333-249421	10.27	December 1, 2020
10.28#+	Employment Agreement, dated , 2020, by and between AppHarvest and Loren Eggleton
10.29#+	Employment Agreement, dated , 2020, by and between AppHarvest and Marcella Butler
10.30*†	Membership Interest Purchase and Sale Agreement, dated December 1, 2020, by and between CEFF Morehead Property, LLC and AppHarvest Morehead Farm, LLC
23.1	Consent of Marcum LLP, independent registered public accounting firm of Novus	Form S-4/A	333-249421	23.1	December 1, 2020
23.2	Consent of Ernst &Young LLP, independent registered public accounting firm of AppHarvest	Form S-4/A	333-249421	23.2	December 1, 2020
23.3	Consent of Blank Rome LLP (included in Exhibit 5.1)	Form S-4/A	333-249421	23.3	December 1, 2020
24.1	Power of Attorney	Form S-4	333-249421	24.1	October 9, 2020
99.1	Consent of Jonathan Webb to be named as a director	Form S-4/A	333-249421	99.1	November 9, 2020
99.2	Consent of David Lee to be named as a director	Form S-4/A	333-249421	99.2	November 9, 2020
99.3	Consent of Kiran Bhatraju to be named as a director	Form S-4/A	333-249421	99.3	November 9, 2020

		Incorporated by Reference
Exhibit Number	Description of Document	Schedule/Form	File Number	Exhibits	Filing Date
99.4	Consent of Greg Couch to be named as a director	Form S-4/A	333-249421	99.4	November 9, 2020
99.5	Consent of Anna Mason to be named as a director	Form S-4/A	333-249421	99.5	November 9, 2020
99.6	Consent of Martha Stewart to be named as a director	Form S-4/A	333-249421	99.6	November 9, 2020
99.7	Consent of Jeffrey Ubben to be named as a director	Form S-4/A	333-249421	99.7	November 9, 2020
99.8	Consent of J.D. Vance to be named as a director	Form S-4/A	333-249421	99.8	November 9, 2020
99.9	Consent of Dave Chen to be named as director	Form S-4/A	333-249421	99.9	November 9, 2020
99.10	Preliminary Proxy Card	Form S-4/A	333-249421	99.10	December 1, 2020
101.INS	XBRL Instance Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

#
Indicates management contract or compensatory plan or arrangement.

+
To be filed by amendment.

*
Certain portions of this Exhibit will be omitted because they are not material and would likely cause competitive harm to the registrant if disclosed.

†
Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Item 22.   Undertakings
The undersigned registrant hereby undertakes:
A.
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b)

if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

B.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

F.
That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

G.
That every prospectus (i) that is filed pursuant to paragraph (F) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
H.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

I.
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

J.
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on December 4, 2020.
NOVUS CAPITAL CORPORATION
By:
/s/ Larry M. Paulson

Name: Larry M. Paulson
Title:  Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Robert J. Laikin Robert J. Laikin	Chairman	December 4, 2020
* Larry M. Paulson	Chief Executive Officer and Director (Principal Executive Officer)	December 4, 2020
/s/ Vincent Donargo Vincent Donargo	Chief Financial Officer (Principal Financial and Accounting Officer)	December 4, 2020
* Heather Goodman	Director	December 4, 2020
* Bradley A. Bostic	Director	December 4, 2020
*By: /s/ Vincent Donargo Vincent Donargo Attorney-in-fact